UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 27, 2013

POSTROCK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34635	27-0981065
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

210 Park Avenue, Suite 2750 Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (405) 600-7704

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 27, 2013, PostRock Energy Corporation (“PostRock”) entered into a Warrant Exchange Agreement (the “Warrant Exchange Agreement”) with White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P. (collectively, the “Investor”), pursuant to which PostRock has agreed to issue to the Investor 1,123,981 shares (the “Shares”) of PostRock common stock, par value $0.01 per share (“Common Stock”), in exchange for the following securities of PostRock held by the Investor: warrants exercisable for 22,241,333 shares of Common Stock (the “Warrants”) together with a like number of one one-hundredths of a share of Series B Voting Preferred Stock that were issued as a unit with the Warrants (collectively, the “Exchange”). The Warrants have exercise prices ranging from $2.80 to $6.39 per share, with a weighted average exercise price of $3.23 per share. Following completion of the Exchange, the Investor will own 10,958,601 shares of Common Stock and warrants to purchase 17,704,904 shares of Common Stock with a weighted average exercise price of $1.58 per share. The Investor’s fully diluted ownership as of November 1, 2013, after giving effect to the Exchange and the conversion of all other derivative securities outstanding on that date, would be reduced from approximately 69% to approximately 57%, and the Investor’s voting power would be reduced from approximately 64% to approximately 51%.

The number of Shares to be issued was calculated based on the Black-Scholes value of the Warrants as of September 30, 2013, as determined by a third-party appraisal firm, divided by $1.31, the closing price of the Common Stock on the Nasdaq Global Market on September 30, 2013. The Exchange was approved by the unaffiliated members of the board of directors of PostRock.

Subject to the satisfaction or waiver of the condition that the Nasdaq approve the Exchange without requiring PostRock to obtain a vote of its shareholders, the Exchange is anticipated to close on or around December 12, 2013.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 above relating to the Warrant Exchange Agreement and the transactions contemplated thereby is incorporated into this Item 3.02 by reference. The agreement to issue the Shares was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, which exempts transactions by an issuer not involving any public offering. The issuance of the Shares will not be a public offering for purposes of Section 4(2) because of its being made only to the Investor, such persons’ status as accredited investors and the manner of the issuance, including that PostRock did not, and will not, engage in general solicitation or advertising with regard to the issuance of the Shares and did not, and will not, offer the Shares to the public in connection with the issuance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION

By:	/s/ Stephen L. DeGiusti
Stephen L. DeGiusti
Executive Vice President, General Counsel and Secretary

Date: December 4, 2013

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